EXHIBIT 99.1
NEWS RELEASE

Ducommun Reports Results for the
Third Quarter Ended September 30, 2017
Backlog Increases; Lightning Diversion Systems (“LDS”) Acquisition Complete;
Restructuring Initiative Announced
SANTA ANA (November 1, 2017) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its third quarter ended September 30, 2017.
Third Quarter 2017 Highlights

•	Revenue of $138.7 million

•	Net income of $4.7 million, or $0.41 per diluted share

•	Adjusted EBITDA of $14.5 million

•	Backlog of $655 million

•	Completed the acquisition of LDS
“I am pleased to announce we posted solid operating results for the third quarter, including an increase in backlog to $655 million, growth in our defense business year-over-year, and improved margins sequentially within our Structural Systems segment. We also completed the acquisition of LDS, an innovative aerospace technology provider, in September, strengthening our electronic offerings across a number of key aircraft platforms,” said Stephen G. Oswald, president and chief executive officer. “In addition, and as I alluded to earlier this year, it is clearly necessary that we undertake some strategic measures to improve the cost structure of our business and, in doing so, drive margin expansion. We are therefore announcing a restructuring plan that is expected to increase operating efficiency and better position the Company for higher profitability and growth going forward.
“The Company currently anticipates this initiative will result in approximately $22.0 million to $25.0 million in total pre-tax restructuring charges through the end of 2018, with approximately $10.5 million recorded during the fourth quarter of 2017. Of these charges, approximately $9.0 million to $10.0 million are expected to be cash outlays for employee separation and other facility consolidation related expenses and $13.0 million to $15.0 million to be non-cash charges for the write-down of inventory and the impairment of long-lived assets. On an annualized basis, beginning in 2019, the Company anticipates these restructuring actions will result in total cost savings of approximately $14 million. We are taking these steps to build Ducommun into a more cost efficient, focused, higher margin enterprise best able to meet the demands of our customers, invest in innovative structural and electronic solutions, and achieve higher returns for our shareholders.”
Third Quarter Results
Net revenue for the third quarter of 2017 was $138.7 million compared to $132.6 million for the third quarter of 2016. The year-over-year increase was primarily due to the following:

•
$8.1 million higher revenue in the Company’s military and space end-use markets mainly driven by increased demand, which favorably impacted the Company’s fixed-wing, missile, and helicopter platforms; and

•	$0.9 million higher revenue in the Company’s industrial end-use markets; partially offset by

•	$2.8 million lower revenue in the Company’s commercial aerospace end-use markets, reflecting the winding down of a regional jet program and continued softness in demand within the business jet market.

Net income for the third quarter of 2017 was $4.7 million, or $0.41 per diluted share, compared to $5.0 million, or $0.44 per diluted share, for the third quarter of 2016. The year-over-year decrease was primarily due to the following:

•	$1.6 million higher selling, general, and administrative (“SG&A”) expense mainly due to higher compensation and benefit costs of $1.5 million; partially offset by

•	$0.3 million of lower income tax expense.
Gross profit for the third quarter of 2017 was $26.0 million, or 18.8% of revenue, compared to gross profit of $25.2 million, or 19.0% of revenue, for the third quarter of 2016. The decrease in gross margin percentage year-over-year was primarily due to unfavorable product mix, partially offset by lower manufacturing costs as a result of ongoing cost reduction initiatives.
Operating income for the third quarter of 2017 was $7.2 million, or 5.2% of revenue, compared to $8.1 million, or 6.1% of revenue, in the comparable period last year. The year-over-year decrease was primarily due to higher SG&A expense mainly due to higher compensation and benefit costs.
Interest expense for the third quarter of 2017 was $2.1 million compared to $1.9 million in the comparable period of 2016. The year-over-year increase was primarily due to a higher utilization of the revolving credit facility during the current three-month period, including the acquisition of Lightning Diversion Systems, LLC (“LDS”), partially offset by a lower outstanding term loan balance as a result of voluntary principal prepayments on the Company’s credit facilities.
Adjusted EBITDA for the third quarter of 2017 was $14.5 million, or 10.4% of revenue, compared to $14.9 million, or 11.2% of revenue, for the comparable period in 2016.
During the third quarter of 2017, the Company generated $11.1 million of cash flow from operations compared to $15.5 million during the third quarter of 2016. The year-over-year decrease reflects an increase in inventories and accounts receivable, partially offset by higher accounts payable.
The Company’s firm backlog as of September 30, 2017 was $655 million compared to $630 million as of July 1, 2017.
Structural Systems
Structural Systems segment net revenue for the current-year third quarter was $59.7 million, compared to $60.9 million for the third quarter of 2016. The year-over-year decrease was primarily due to the following:

•
$1.6 million lower revenue within the Company’s commercial aerospace end-use markets mainly due to the winding down of a regional jet program and continued softness in demand within the business jet market; partially offset by

•	$0.3 million higher revenue within the Company’s military and space end-use markets due to increased demand, which favorably impacted the Company’s helicopter platforms.
Structural Systems segment operating income for the current-year third quarter was $3.5 million, or 5.8% of revenue, compared to $5.9 million, or 9.7% of revenue, for the third quarter of 2016. The year-over-year decrease was primarily due to the impact of new program development on large airframe platforms and lower manufacturing volume.
Electronic Systems
Electronic Systems segment net revenue for the current-year third quarter was $79.0 million, compared to $71.6 million for the third quarter of 2016. The year-over-year increase was primarily due to the following:

•
$7.7 million higher revenue within the Company’s military and space end-use markets mainly due to higher demand, which favorably impacted the Company’s fixed-wing, missile, and helicopter platforms; and

•	$0.9 million higher revenue in the Company’s industrial end-use markets; partially offset by

•	$1.3 million lower revenue within the Company’s commercial aerospace end-use markets mainly due to continued softness in demand in the business jet market.
Electronic Systems’ segment operating income was $8.2 million, or 10.4% of revenue, for the third quarter of 2017 compared to $6.6 million, or 9.2% of revenue, for the comparable quarter in 2016. The year-over-year increase was primarily due to higher manufacturing volume and lower manufacturing costs as a result of ongoing cost reduction initiatives, partially offset by unfavorable product mix.

Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the third quarter of 2017 were $4.5 million, or 3.2% of total Company revenue, compared to $4.4 million, or 3.3% of total Company revenue, for the comparable quarter in the prior year.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s president and chief executive officer, and Douglas L. Groves, the Company’s vice president, chief financial officer and treasurer, will be held tomorrow, November 2, 2017 at 5:30 a.m. PT (8:30 a.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately ten minutes prior to the conference time. The participant passcode is 99301365. Mr. Oswald and Mr. Groves will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at www.ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 99301365.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit www.ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance, the Company’s restructuring plan and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and through the Company’s website).

Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, and restructuring charges).
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.
CONTACTS:

Douglas L. Groves, Vice President, Chief Financial Officer and Treasurer, 657.335.3665
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2017	December 31, 2016
Assets
Current Assets
Cash and cash equivalents	$3,689	$7,432
Accounts receivable, net	78,459	76,239
Inventories	137,157	119,896
Production cost of contracts	11,389	11,340
Other current assets	11,090	11,034
Total Current Assets	241,784	225,941
Property and equipment, Net	114,034	101,590
Goodwill	117,435	82,554
Intangibles, net	117,285	101,573
Non-current deferred income taxes	286	286
Other assets	3,025	3,485
Total Assets	$593,849	$515,429
Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$—	$3
Accounts payable	68,509	57,024
Accrued liabilities	29,799	29,279
Total Current Liabilities	98,308	86,306
Long-term debt, less current portion	222,394	166,896
Non-current deferred income taxes	31,253	31,417
Other long-term liabilities	17,245	18,707
Total Liabilities	369,200	303,326
Commitments and contingencies
Shareholders’ Equity
Common stock	113	112
Additional paid-in capital	78,624	76,783
Retained earnings	151,880	141,287
Accumulated other comprehensive loss	(5,968)	(6,079)
Total Shareholders’ Equity	224,649	212,103
Total Liabilities and Shareholders’ Equity	$593,849	$515,429

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net Revenues	$138,690	$132,571	$415,925	$408,156
Cost of Sales	112,681	107,348	338,798	329,749
Gross Profit	26,009	25,223	77,127	78,407
Selling, General and Administrative Expenses	18,814	17,171	59,361	58,796
Operating Income	7,195	8,052	17,766	19,611
Interest Expense	(2,088)	(1,945)	(5,588)	(6,279)
Gain on Divestitures	—	—	—	18,815
Other Income	488	141	488	141
Income Before Taxes	5,595	6,248	12,666	32,288
Income Tax Expense	940	1,234	2,073	9,863
Net Income	$4,655	$5,014	$10,593	$22,425
Earnings Per Share
Basic earnings per share	$0.41	$0.45	$0.94	$2.01
Diluted earnings per share	$0.41	$0.44	$0.92	$1.99
Weighted-Average Number of Common Shares Outstanding
Basic	11,241	11,169	11,276	11,141
Diluted	11,486	11,310	11,556	11,261

Gross Profit %	18.8%	19.0%	18.5%	19.2%
SG&A %	13.6%	12.9%	14.3%	14.4%
Operating Income %	5.2%	6.1%	4.2%	4.8%
Net Income %	3.4%	3.8%	2.5%	5.5%
Effective Tax Rate	16.8%	19.8%	16.4%	30.5%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(In thousands)

	Three Months Ended					Nine Months Ended
	% Change	September 30, 2017	October 1, 2016	% of Net Revenues 2017	% of Net Revenues 2016	% Change	September 30, 2017	October 1, 2016	% of Net Revenues 2017	% of Net Revenues 2016
Net Revenues
Structural Systems	(2.0)%	$59,685	$60,931	43.0%	46.0%	(5.0)%	$176,372	$185,642	42.4%	45.5%
Electronic Systems	10.3%	79,005	71,640	57.0%	54.0%	7.7%	239,553	222,514	57.6%	54.5%
Total Net Revenues	4.6%	$138,690	$132,571	100.0%	100.0%	1.9%	$415,925	$408,156	100.0%	100.0%
Segment Operating Income
Structural Systems		$3,466	$5,893	5.8%	9.7%		$8,147	$13,347	4.6%	7.2%
Electronic Systems		8,234	6,600	10.4%	9.2%		24,158	19,769	10.1%	8.9%
		11,700	12,493				32,305	33,116
Corporate General and Administrative Expenses (1)		(4,505)	(4,441)	(3.2)%	(3.3)%		(14,539)	(13,505)	(3.5)%	(3.3)%
Total Operating Income		$7,195	$8,052	5.2%	6.1%		$17,766	$19,611	4.3%	4.8%
Adjusted EBITDA
Structural Systems
Operating Income		$3,466	$5,893				$8,147	$13,347
Other Income		200	141				200	141
Depreciation and Amortization		2,220	2,851				6,879	6,683
Restructuring Charges		64	—				64	—
		5,950	8,885	10.0%	14.6%		15,290	20,171	8.7%	10.9%
Electronic Systems
Operating Income		8,234	6,600				24,158	19,769
Other Income		288	—				288	—
Depreciation and Amortization		3,345	3,232				10,207	10,661
		11,867	9,832	15.0%	13.7%		34,653	30,430	14.5%	13.7%
Corporate General and Administrative Expenses (1)
Operating loss		(4,505)	(4,441)				(14,539)	(13,505)
Depreciation and Amortization		54	6				63	76
Stock-Based Compensation Expense		1,100	594				4,264	2,579
		(3,351)	(3,841)				(10,212)	(10,850)
Adjusted EBITDA		$14,466	$14,876	10.4%	11.2%		$39,731	$39,751	9.6%	9.7%
Capital Expenditures
Structural Systems		$4,449	$3,555				$17,217	$10,149
Electronic Systems		1,793	947				4,256	1,701
Corporate Administration		127	—				775	—
Total Capital Expenditures		$6,369	$4,502				$22,248	$11,850

(1)	Includes costs not allocated to either the Structural Systems or Electronic Systems operating segments.